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                                                                    EXHIBIT 23.1


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73210), pertaining to the Company's Stock Incentive Plan, 1993 Employees' Stock Grant Plan, Employees' Stock Purchase Plan and Senior Management Stock Distribution Plan, the Registration Statement (Form S-8 No. 33-75350), pertaining to the Company's 1993 Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-89910), pertaining to the Company's
1995 Director Stock Option Plan, the Registration Statement (Form S-8 No. 33-88912), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-89914), pertaining to the Company's
1995 Employees' Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-01333), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-01335), pertaining to the Avail
Systems Corporation 1991 Incentive Stock Plan, the Registration Statement (Form S-3 No. 33-58717) of Wang Laboratories, Inc. and the related Prospectus, the Registration Statement (Form S-3 No. 333-03879) of Wang Laboratories, Inc. and the related Prospectus, and the Registration Statement (Form S-3 No. 333-06611) of Wang Laboratories, Inc. and the related Prospectus of our report dated July 24, 1996 except for Note L, as to which the date is August 29, 1996, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.




                                        ERNST & YOUNG LLP


Boston, Massachusetts
September 24, 1996